Exhibit 8.1

List of certain subsidiaries of América Móvil, S.A.B. de C.V.

Name of Company	Jurisdiction	Ownership Interest(1)	Main Activity
Sercotel, S.A. de C.V.	Mexico	100.0%	Holding company
AMX Argentina, S.A.	Argentina	100.0	Wireless
Americel S.A.	Brazil	99.4	Wireless
Claro S.A.	Brazil	99.9	Wireless
Claro Chile S.A.	Chile	100.0	Wireless
Comunicación Celular S.A. (COMCEL)	Colombia	99.4	Wireless
TracFone Wireless, Inc.	Delaware	98.2	Wireless
Consorcio Ecuatoriano de Telecomunicaciones, S.A. (CONECEL)	Ecuador	100.0	Wireless
Compañía de Telecomunicaciones de El Salvador (CTE), S.A. de C.V.	El Salvador	95.8	Fixed-line
CTE Telecom Personal, S.A. de C.V.	El Salvador	95.8	Wireless
Telecomunicaciones de Guatemala, S.A.	Guatemala	99.2	Fixed-line/Wireless
Servicios de Comunicaciones de Honduras, S.A. de C.V.	Honduras	100.0	Wireless
Oceanic Digital Jamaica Limited	Jamaica	99.4	Wireless
Empresa Nicaragüense de Telecomunicaciones, S.A. (ENITEL)	Nicaragua	99.5	Fixed-line/Wireless
Cablenet, S.A.	Nicaragua	100.0	Cable TV
Estaciones Terrenas de Satélite, S.A. (Estesa)	Nicaragua	100.0	Cable TV
Radiomóvil Dipsa, S.A. de C.V.	Mexico	100.0	Wireless
Claro Panamá, S.A. (2)	Panama	99.6	Wireless
AMX Paraguay, S.A.	Paraguay	100.0	Wireless
América Móvil Perú, S.A.C.	Peru	100.0	Wireless
Puerto Rico Telephone Company, Inc.	Puerto Rico	100.0	Fixed-line/Wireless
PRT Larga Distancia, Inc.	Puerto Rico	100.0	Fixed-line/Wireless
AM Wireless Uruguay, S.A.	Uruguay	100.0	Wireless

AMX Tenedora, S.A. de C.V.	Mexico	100.0	Holding company
Compañía Dominicana de Teléfonos, C. por A. (CODETEL)	Dominican Republic	100.0	Fixed-line/Wireless

(1)	Percentage of equity owned by América Móvil directly or indirectly through subsidiaries or affiliates.
(2)	On July 22, 2009, Sercotel withdrew its direct ownership interest in Claro Panamá. However, starting from such date until December 31, 2009, Comcel acquired a 73.1% ownership interest in Claro Panamá. The remaining 26.9% ownership interest in Claro Panamá is held by Telcel. As a result, our ownership interest in Claro Panamá decreased from 100.0% to 99.6%.